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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): June 29, 1999


                                  CMGI, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                       0-22846                 04-2921333
(State or Other Jurisdiction          (Commission            (IRS Employer
     of Incorporation)                File Number)        Identification No.)

        100 Brickstone Square, Andover, Massachusetts         01810
           (Address of Principal Executive Offices)         (Zip Code)

      Registrant's telephone number, including area code: (978) 684-3600

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events.

     On June 29, 1999, CMGI, Inc., a Delaware corporation (the "Company") issued and sold pursuant to a Securities Purchase Agreement, dated as of June 29, 1999, by and among the Company and the Investors (as defined herein), an aggregate of 375,000 shares of its newly designated Series C Convertible Preferred Stock (the "Series C Preferred Stock") to funds managed by four institutional investment managers (the "Investors"). The shares were sold in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

     The rights and preferences of the Series C Preferred Stock are as set forth in a Certificate of Designations, Preferences, and Rights, in respect of the Series C Preferred Stock (the "Certificate of Designation"), which was filed with the Secretary of State of the State of Delaware on June 29, 1999, and a Certificate of Correction to the Certificate of Designation, which was filed with the Secretary of State of the State of Delaware on June 30, 1999. The Certificate of Designation segregates the shares of Series C Preferred Stock into three separate tranches of 125,000 shares each to be designated as "Tranche 1," "Tranche 2," and "Tranche 3" (individually, a "Tranche" and collectively, the "Tranches"). The shares in each Tranche have identical rights and preferences to shares in the other Tranches, except as to conversion price as set forth below. The Company will pay a semiannual dividend on the Series C Preferred Stock of 2% per annum, in arrears, on June 30 and December 30 of each year, at the Company's option, in cash or through an adjustment to the liquidation preference of the Series C Preferred Stock. Such adjustments, if any, will also increase the number of shares into which the Series C Preferred Stock is convertible.

     Each Tranche may be converted, at the holder's option, into shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company at an initial conversion price per share equal to 150% of the average of the closing bid prices of the Common Stock on the Nasdaq National Market over the ten consecutive trading days immediately preceding the date of original issuance of the Series C Preferred Stock. The initial conversion price remains in effect until the conclusion of the pricing period in respect of a particular Tranche. Thereafter, shares of the Series C Preferred Stock for a particular Tranche are convertible into Common Stock at the conversion price set for that Tranche. The conversion price for each Tranche equals the ten day average of the closing bid prices of the Common Stock beginning on the initial trading day for the particular Tranche's pricing period multiplied by 90.75%. The pricing period for Tranche 1, Tranche 2, and Tranche 3 begins on the 15th, 45th and 75th calendar day after the date of original issuance of the Series C Preferred Stock, respectively. The initial conversion price and the conversion price calculated for each Tranche are subject to adjustment for certain actions taken by the Company. In addition, in no event will the conversion price calculated for each Tranche exceed the initial conversion price.

     The Series C Preferred Stock may be converted into Common Stock by the holders at any time and automatically converts into Common Stock on June 30, 2002. The Series C Preferred Stock is redeemable at the option of the holders upon the occurrence of certain events.

     Pursuant to the terms of a Registration Rights Agreement, dated as of June 29, 1999, by and among the Company and the Investors, the Company is obligated to file with the Securities and Exchange Commission, on or prior to October 27, 1999, a registration statement on Form S-3 under the Securities Act to register for resale the shares of Common Stock which are issuable upon conversion of the Series C Preferred Stock.

     The Company's press release announcing this private placement is filed as an exhibit hereto along with the Securities Purchase Agreement, the Certificate of Designation, the Certificate of
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Correction and the Registration Rights Agreement. This summary description of the private placement is qualified in its entirety by reference to the documents filed as exhibits hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (c) Exhibits.

        Exhibit 99.1 Securities Purchase Agreement, dated as of June 29, 1999, by and among the Company and the Investors named therein.

        Exhibit 99.2 Registration Rights Agreement, dated as of June 29, 1999, by and among the Company and the Investors named therein

        Exhibit 99.3 Certificate of Designations, Preferences, and Rights of the Series C Preferred Stock

        Exhibit 99.4   Certificate of Correction of the Series C Preferred Stock

        Exhibit 99.5   Press Release issued by the Company on June 30, 1999
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 7, 1999                     CMGI, INC.


                                       By:  /s/ Andrew J. Hajducky III
                                            --------------------------
                                            Name:  Andrew J. Hajducky III
                                            Title: Executive Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer
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                                 EXHIBIT INDEX
                                 -------------


   Exhibit 99.1 Securities Purchase Agreement, dated as of June 29, 1999, by and among the Company and the Investors named therein

   Exhibit 99.2 Registration Rights Agreement, dated as of June 29, 1999, by and among the Company and the Investors named therein

   Exhibit 99.3 Certificate of Designations, Preferences, and Rights of the Series C Preferred Stock

   Exhibit 99.4  Certificate of Correction of the Series C Preferred Stock

   Exhibit 99.5  Press Release issued by the Company on June 30, 1999